SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                March 31, 2003
               Date of Report (Date of earliest event reported)

                            AMERICAN BILTRITE INC.
            (Exact name of registrant as specified in its charter)


                        Commission File Number: 1-4773


          Delaware                                   04-1701350
State or other jurisdiction                         (IRS Employer
     of incorporation)                            Identification No.)



                                57 River Street
                   Wellesley Hills, Massachusetts 02481-2097
                    (Address of principal executive office)
      Registrant's telephone number, including area code: (781) 237-6655


                                Not Applicable
         (Former name or former address, if changed since last report)

Item 5: Other Events

On March 31, 2003, the Registrant announced that its majority-owned subsidiary Congoleum Corporation had reached an agreement in principle to settle its asbestos claims. A copy of that press release is attached as Exhibit 99.1, and only the second, third and fifth through eighth paragraphs as well as the Warning Regarding Forward Looking Statements contained therein are incorporated by reference herein.


Item 7: Financial Statements, Pro Forma Financial Information And Exhibits

(c) Exhibits.

        99.1   Press release dated March 31, 2003


Item 12: Results of Operations and Financial Condition.

On March 31, 2003, the Registrant issued a press release announcing its earnings for the year ended December 31, 2003. The first, fourth and fifth paragraphs as well as the Warning Regarding Forward Looking Statements contained in the copy of that press release attached as Exhibit 99.1 contain the information furnished under this Item 12.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         AMERICAN BILTRITE INC.


Date:  April 1, 2003                     By /s/ Howard N. Feist III
                                           ----------------------------------
                                           Howard N. Feist III
                                           Chief Financial Officer

                                 Exhibit Index

Exhibit                Description
Number

99.1                   Press Release dated March 31, 2003

                                                             EXHIBIT 99.1



FOR IMMEDIATE RELEASE

For Further Information:

Howard N. Feist
Chief Financial Officer
(781) 237-6655

AMERICAN BILTRITE REPORTS 2002 RESULTS, CHARGE FOR CONGOLEUM ANTICIPATED ASBESTOS SETTLEMENT

WELLESLEY HILLS, MA, MARCH 31, 2003 - American Biltrite Inc. (AMEX:ABL) reported today its results for 2002. Net sales for the year ended December 31, 2002 were $442.0 million, up 7.6% from $410.7 in 2001. The net loss for 2002 was $16.7 million, including a $7.7 million or $2.25 per share goodwill accounting impairment charge and a $16.8 million charge by its 55% owned consolidated subsidiary Congoleum Corporation (AMEX:CGM) to resolve asbestos liabilities through a plan of reorganization. This compares with net earnings of $2.8 million for the year ended December 31, 2001. The net loss per share in 2002 was $4.84 compared with net earnings of $ .82 per share in 2001.

Congoleum has announced that it reached an agreement in principle that, when consummated, will result in a global settlement of more than 75% of the asbestos personal injury claims against it. The agreement in principle also contemplates a Chapter 11 reorganization by Congoleum seeking confirmation of a pre-packaged plan that would leave non-asbestos creditors unimpaired and would resolve all pending and future personal injury asbestos claims against Congoleum and its distributors and affiliates, including American Biltrite. Approval of such a plan will require the supporting vote of at least 75% of the asbestos claimants with claims against Congoleum. Congoleum recorded a $17.3 million charge in the fourth quarter of 2002 for costs to resolve its asbestos liabilities, of which American Biltrite included $ 16.8 million in its consolidated financial results.

Roger S. Marcus, Chairman of the Board, commented "We believe the steps Congoleum is taking to resolve its asbestos liabilities through a plan of reorganization are very positive, not only for its customers, suppliers, employees, and bondholders, but also for all its stockholders including American Biltrite. Resolving the asbestos concern will eliminate a serious distraction and permit Congoleum to increase focus on its business. While the cost of resolving Congoleum's asbestos problem is reflected in American Biltrite's consolidated financial statements, the related financial obligations and economic risk are contained within Congoleum, and do not affect the rest of American Biltrite's operations or resources."

"Results for the balance of American Biltrite's operations in 2002 were mixed but profitable overall. The team at K&M Associates did an excellent job growing jewelry sales and profits again in 2002 despite the loss of Kmart's business at the end of 2001. Our tape and Canadian divisions had lower revenues but remained profitable despite a very difficult economy, particularly for their products which are dependent on business spending. Janus Flooring relocated its factory during 2002, and the disruption of that move resulted in limited sales growth and a greater loss versus 2001."

American Biltrite owns 55% of the common stock outstanding of Congoleum. Generally accepted accounting principles require that American Biltrite recognize 100% of Congoleum's losses in excess of Congoleum's equity. Because Congoleum's asbestos charge exceeded its equity, American Biltrite's consolidated results reflect a charge of $16.8 million related to Congoleum's asbestos liability, of which $16.1 million represents losses in excess of American Biltrite's investment in Congoleum. However, Congoleum is separately financed and American Biltrite neither guaranties nor is otherwise obligated for any of Congoleum's debts. American Biltrite has no recorded value at risk or economic obligation related to this $16.1 million, and does not anticipate that Congoleum's plan of reorganization will have any effect on the rest of American Biltrite's operations. Furthermore, American Biltrite's lending agreements require that its investment in Congoleum be accounted for under the equity method of accounting and not consolidated. Had the Company been permitted by generally accepted accounting principles to account for its investment in Congoleum under the equity method, its net loss would have been reduced, and its consolidated equity increased, by $16.1 million.

The Congoleum agreement in principle with asbestos claimants and related plan of reorganization are subject to, among other things, the parties entering into a definitive agreement, acceptances of the requisite amount of holders of asbestos claims to a plan of reorganization, and court approval. Under the terms of the agreement in principle and Congoleum's contemplated plan of reorganization, Congoleum would contribute its insurance for asbestos related claims to a trust established pursuant to section 524(g) of the United States Bankruptcy Code to which all present and future asbestos claims would be channeled, and in order to meet the requirements of section 524(g), Congoleum and/or American Biltrite would also contribute to the trust one or more notes with payment of such contribution secured by a pledge by American Biltrite of 51% of the common stock of Congoleum. American Biltrite anticipates that it also will seek 524(g) protection for certain asbestos claims related to its former flooring division operations.

American Biltrite also reported that its Form 10-K filing will be delayed slightly due to delays in Congoleum filing its Form 10-K as a result of preparing additional disclosures to describe planned settlement terms of the agreement in principle to settle outstanding asbestos claims. American Biltrite will file Form 12b-25 notifying the SEC of this delay and expects to file its Form 10-K by April 15, 2003, which should be considered timely filed.

For more information regarding Congoleum's planned settlement terms, please refer to Congoleum's news release dated today.


WARNING REGARDING FORWARD LOOKING STATEMENTS


THE ABOVE NEWS RELEASE, INCLUDING THE CONGOLEUM NEWS RELEASE REFERRED TO ABOVE, CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON AMERICAN BILTRITE'S EXPECTATIONS, AS OF THE DATE OF THIS RELEASE, OF FUTURE EVENTS, AND AMERICAN BILTRITE UNDERSTANDS THAT THE FORWARD-LOOKING STATEMENTS INCLUDED IN CONGOLEUM'S NEWS RELEASE ARE BASED ON CONGOLEUM'S EXPECTATIONS, AS OF THE DATE OF ITS RELEASE, OF FUTURE EVENTS. AMERICAN BILTRITE UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING STATEMENTS. ALTHOUGH AMERICAN BILTRITE BELIEVES THAT ITS EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS AND EXPERIENCE, AND IT UNDERSTANDS THAT CONGOLEUM BELIEVES THE SAME WITH REGARD TO ITS EXPECTATIONS REFERRED TO IN ITS NEWS RELEASE, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM EXPECTATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS INCLUDE WITH RESPECT TO BOTH AMERICAN BILTRITE AND CONGOLEUM: (I) THE FUTURE COST AND TIMING OF ESTIMATED ASBESTOS LIABILITIES AND PAYMENTS AND AVAILABILITY OF INSURANCE COVERAGE AND REIMBURSEMENT FROM INSURANCE COMPANIES FOR ASBESTOS-RELATED PERSONAL INJURY CLAIMS, (II) TIMELY NEGOTIATING AND ENTERING INTO SETTLEMENT AGREEMENTS ON SATISFACTORY TERMS WITH A SUFFICIENT MAJORITY OF CLAIMANTS, INCLUDING CONGOLEUM ENTERING INTO A DEFINITIVE AGREEMENT THAT INCORPORATES THE AGREEMENT IN PRINCIPLE REACHED BETWEEN CONGOLEUM AND ATTORNEYS REPRESENTING MORE THAN 75% OF THE KNOWN PRESENT CLAIMANTS WITH ASBESTOS CLAIMS PENDING AGAINST CONGOLEUM, (III) TIMELY REACHING AGREEMENT WITH OTHER CREDITORS, OR CLASSES OF CREDITORS, THAT EXIST OR MAY EMERGE, (IV) SATISFYING THE CONDITIONS AND OBLIGATIONS UNDER OUTSTANDING DEBT INSTRUMENTS,
(V) THE RESPONSE FROM TIME-TO-TIME OF LENDERS, CUSTOMERS, SUPPLIERS AND OTHER CONSTITUENCIES TO THE ONGOING PROCESS ARISING FROM THE STRATEGY TO SETTLE ASBESTOS LIABILITY, (VI) TIMELY OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ANY PURSUED REORGANIZATION PLAN (VII) COMPLIANCE WITH THE UNITED STATES BANKRUPTCY CODE, INCLUDING SECTION 524(g), (VIII) INCREASES IN RAW MATERIAL PRICES, (IX) INCREASED COMPETITIVE ACTIVITY FROM COMPETITORS, SOME OF WHICH HAVE GREATER RESOURCES AND BROADER DISTRIBUTION CHANNELS, (X) UNFAVORABLE DEVELOPMENTS IN VARIOUS MARKETS FOR THE COMPANY'S PRODUCTS OR IN THE NATIONAL ECONOMY IN GENERAL, INCLUDING DEVELOPMENTS ARISING FROM THE WAR IN IRAQ, (XI) SHIPMENT DELAYS, DEPLETION OF INVENTORY AND INCREASED PRODUCTION COSTS RESULTING FROM UNFORESEEN DISRUPTIONS OF OPERATIONS AT ANY OF THE COMPANY'S FACILITIES OR DISTRIBUTORS, (XII) PRODUCT WARRANTY COSTS, AND (XIII) CHANGES IN CUSTOMERS FOR THE COMPANY'S PRODUCTS. IN ADDITION, IN VIEW OF AMERICAN BILTRITE'S RELATIONSHIPS WITH CONGOLEUM, AMERICAN BILTRITE COULD BE AFFECTED BY CONGOLEUM'S NEGOTIATIONS, AND THERE CAN BE NO ASSURANCE AS TO WHAT THAT IMPACT, POSITIVE OR NEGATIVE, MIGHT BE. IN ANY EVENT, THE FAILURE TO TIMELY REACH AGREEMENT WITH PLAINTIFFS REPRESENTING A SUFFICIENT NUMBER OF ASBESTOS CLAIMANTS WITH PENDING ASBESTOS CLAIMS, WHICH AGREEMENT WOULD RESULT IN A GLOBAL SETTLEMENT OF ASBESTOS LIABILITY, OR THE FAILURE TO REACH THE PRESENTLY ANTICIPATED SETTLEMENT, COULD HAVE A MATERIAL ADVERSE EFFECT ON AMERICAN BILTRITE'S OR CONGOLEUM'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY AS A RESULT OF THESE AND OTHER FACTORS DISCUSSED IN AMERICAN BILTRITE'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, CONGOLEUM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AMERICAN BILTRITE'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2002, CONGOLEUM'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2002 AND THEIR OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.



        AMERICAN BILTRITE INC.

  RESULTS FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2002 (UNAUDITED)
                                   AND 2001


                                                     (Unaudited)                                 (Unaudited)
                                              For the Quarter Year Ended                      For the Ended For the
                                                      December 31,                                December 31,
                                               2002                  2001                  2002                  2001
                                        -------------------   -------------------    ------------------    ------------------
Net sales                                     $105,547,000          $105,780,000          $442,033,000          $410,686,000
                                        ===================   ===================    ==================    ==================


(Loss) income from operations               $ (18,016,000)           $ 3,230,000        $ (15,134,000)           $ 2,381,000

Noncontrolling interests                         6,791,000             (445,000)             6,221,000               435,000
                                        -------------------   -------------------    ------------------    ------------------
Net (loss) income before accounting
        change                                (11,225,000)             2,785,000           (8,913,000)             2,816,000

Cumulative effect of accounting change
                                                                                           (7,742,000)
                                        -------------------   -------------------    ------------------    ------------------
        Net (loss) income                   $ (11,225,000)           $ 2,785,000        $ (16,655,000)           $ 2,816,000
                                        ===================   ===================    ==================    ==================


(Loss) income per share, basic and
    diluted                                        ($3.26)                 $0.81               ($4.84)                 $0.82
                                        ===================   ===================    ==================    ==================

Number of shares used in computing
(loss)
  income per share                               3,441,551             3,441,585             3,441,562             3,455,134
